Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

919 THIRD AVENUE

NEW YORK, NY 10022 - 3852

TEL (212) 715-9100 FAX (212) 715-8000	PARIS 47, AVENUE HOCHE 75008 TEL (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

September 10, 2004

Nephros, Inc.

3960 Broadway

New York, NY 10032

Ladies and Gentlemen:

We have acted as counsel for Nephros, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-116162) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, relating to the issuance and sale by the Company of 2,300,000 shares of common stock (the “Shares”), par value $.001 per share (“Common Stock”), of the Company. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company and The Shemano Group, Inc. and National Securities Corporation (the “Underwriters”). The Shares include an over-allotment option granted to the Underwriters to purchase 300,000 shares of Common Stock.

We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

Based on the foregoing, and subject to the limitations set forth herein, we are of the opinion that the issuance and sale of the Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion herein as to any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/    KRAMER LEVIN NAFTALIS & FRANKEL LLP